UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2007

The Smith & Wollensky Restaurant Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16505	58-2350980
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

880 Third Avenue New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 838-2061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240. l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 8.01           Other Events.

On May 7, 2007, The Smith & Wollensky Restaurant Group, Inc. (the “Company”) issued a press release announcing that it had amended the merger agreement previously entered into with Patina Restaurant Group, LLC (“Patina”) to reflect, among other things, an increase in the cash merger price from $9.25 per share to $11.00 per share. In addition, the Company announced that Patina has assigned its rights and obligations under the merger agreement to a consortium consisting of Nick Valenti and Joachim Splichal, and the private equity firm of Bunker Hill Capital, L.P. and its affiliate Bunker Hill Capital (QP), L.P.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SMITH & WOLLENSKY RESTAURANT GROUP, INC.

By: /s/ Samuel Goldfinger

Name:	Samuel Goldfinger
Title:	Chief Financial Officer

Date: May 7, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 7, 2007.